Exhibit 10.1

EXCLUSIVE COLLABORATION AND DISTRIBUTION AGREEMENT

THIS EXCLUSIVE COLLABORATION AND DISTRIBUTION AGREEMENT (“Agreement”) is made as of this 17th day of June, 2005 (“Effective Date”), by and between InforMedix, Inc., a Delaware corporation with offices at Georgetowne Office Park, 5880 Hubbard Drive, Rockville, MD 20852 (“Vendor”), and invivodata, Inc., a Delaware corporation with offices at 2100 Wharton Street, Suite 505, Pittsburgh, PA 15203 (“Distributor”).

WHEREAS, Vendor has developed an electronic device and backend software application (the “Med-eMonitorTM System”) providing for the storage and dispensing of medication, and the collection and monitoring of medication compliance and patient outcomes data and is desirous of utilizing Distributor’s distribution channels; and possesses certain Intellectual Property; and

WHEREAS, Distributor is established in the field of electronic patient recorded outcomes for clinical trials (“ePRO”) and is desirous of obtaining the right to market and distribute Vendor’s products, as set forth below; and

WHEREAS, each of the parties wish to collaborate in their efforts to develop and implement a marketing and sales program for the Med-Monitor System;

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Vendor and Distributor agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

Agreement shall mean this agreement plus all Exhibits.

Alliance shall mean the promises, obligations and duties performed by both Vendor and Distributor pursuant to the terms of this Agreement.

Confidential Information shall have the meaning set forth in Section 6.1 herein.

Customers shall mean those purchasers of the Products described in Exhibit A.

Distributor shall mean invivodata, Inc.

Effective Date shall be the date of the Agreement as set forth in the Introduction.

eDiary Companies shall mean those companies competing with Distributor in the ePRO Market during the term of this Agreement.

ePRO shall be an acronym which refers to the words “electronic patient reported outcomes” as those words are commonly used in describing the collection of data by patients enrolled in clinical trials sponsored by pharmaceutical companies.

Intellectual Property shall have the meaning set forth in Section 5.5 herein.

Market shall mean the market for electronic patient reported outcomes (“ePRO”) devices and services for the clinical drug trials industry, including Clinical Drug Trials Phases I through IV.

Marks shall have the meaning set forth in Section 5.1 herein.

Master Equipment Lease Agreement shall mean an agreement between Distributor and Vendor for the lease of Med-eMonitorTM Device units as set forth in Exhibit F.

Master License and Services Agreement shall mean an agreement describing the terms upon which Distributor will obtain and Vendor will provide certain services to Distributor and / or its Customers in connection with the deployment, implementation, customization and support of the Med-eMonitor System as set forth in Exhibit G.

Med-eMonitorTM Device shall mean the patented device invented and manufactured by Vendor and used by patients, that physically contains, organizes, and monitors medication. The device includes a handheld device and a cradle. The handheld device contains an LCD screen, a variety of buttons, and medication storage. The cradle contains a communications modem, and battery charging capability.

Med-eMonitorTM Firmware shall mean the software embedded in the Med-eMonitorTM Device that operates the device, and provides for communications linkage with the Med-eXpert database.

Med-eMonitorTM System shall mean the combination of hardware and software comprising the Med-eMonitorTM Device, Med-eMonitorTM Firmware, Med-eXpertTM Backend Software, and Med-eXpertTM Database providing for the storage and dispensing of medication, and the collection and monitoring of medication compliance and patient outcomes data;

Med-eXpertTM Backend Software shall mean the software that provides for a real-time protocol design tool that programs the Med-eMonitor devices with the ePRO protocols, and that enables analysis and reporting of data captured by the Med-eMonitorTM Device.

Med-eXpertTM Backend System shall have the same meaning as the Med-eXpertTM Backend Software.

Med-eXpertTM Database shall mean the database which stores all data captured by the Med-eMonitorTM Device and/or any other device with is operated by the Med-eXpertTM Backend Software.

Products shall mean those products or services to be leased, licensed or sold by Vendor to Distributor for distribution hereunder as such products, including upgrades and enhancements, as described in Exhibit A attached hereto, and as may be amended upon the mutual agreement of the parties.

Purchase. The term purchase shall refer to any procurement of Vendor Products or Services through the execution of a either the Master Equipment Lease Agreement as set forth in Exhibit F, or Master License and Services Agreement as set forth in Exhibit G.

Services shall mean those services to be performed by Vendor to Distributor as described in Exhibit A attached hereto, as may be amended upon mutual agreement of the parties.

Solutions shall mean any value creation opportunity that may satisfy a business need of Customers resulting from some application of the Med-eMonitorTM System.

Taxes shall have the meaning set forth in Section 3.2 herein.

Term shall have the meaning set forth in Section 9.1 herein.

Vendor shall mean InforMedix, Inc.

Work Statement shall have the meaning set forth in the Master License and Services Agreement attached to this Agreement as Exhibit G.

2. APPOINTMENT; EXCLUSIVITY; COLLABORATION ON MARKETING AND SALES; OBLIGATIONS OF THE PARTIES.

2.1 Appointment.

(a) Subject to the terms and conditions contained herein, Vendor hereby appoints Distributor to be the exclusive and sole worldwide distributor among competitive eDiary Companies of the Products and Services described in Exhibit A within the Market. For purposes of this Agreement, “exclusive and sole worldwide distributor” means that Vendor shall not appoint any other eDiary Company as distributor with express or implied authority to sell goods or establish locations anywhere in the world with respect to the Market during the Term of this Agreement; provided, however, that nothing set forth herein shall preclude Vendor from (i) directly servicing Customers in the Market, (ii) directly marketing the Products in the Market, or (iii) directly making sales into or within the Market, provided that none of Vendor’s direct sales within the Market shall be to Customers introduced to Vendor by Distributor during the term of this Agreement.

(b) Vendor shall not knowingly sell Products to a third party eDiary company who intends to market or sell Products within the Market.

2.2 INTENTIONALLY LEFT BLANK

2.3 Collaboration on Business Planning, Marketing and Sales.

(a) Distributor and Vendor shall co-develop a strategic plan which describes in detail the Alliance strategy for marketing, distributing, servicing and supporting the Products in the Market during the Term of this Agreement. The Strategic Plan shall be reviewed and updated by the parties as necessary on a regular basis. Distributor and Vendor each represents and warrants that it shall use its commercially reasonable efforts to take the actions and achieve the goals set forth in the Strategic Plan.

(b) Distributor and Vendor agree to work in good faith to continuously and periodically update such Strategic Plan to assure that it is relevant to current market conditions.

(c) Distributor and Vendor will work with each other’s marketing representatives to present the Alliance in sales materials, trade shows and on the companies’ respective websites.

(d)  Distributor and Vendor agree to issue a press release to the satisfaction of both parties within two business days of the effective date of this Agreement, or within a time period mutually agreed to by the parties, to announce the formation of the Alliance. Distributor and Vendor shall work together in good faith to issue timely press releases to the satisfaction of both parties about significant achievements of the Alliance on an ongoing basis.

(e)  Distributor and Vendor shall identify public speaking and publication opportunities to present at trade shows and industry conferences to promote their common interests.

2.4 Obligations and Representations of Distributor.

(a) Distributor represents that it has full power and authority to enter into this Agreement and perform the obligations hereunder without violating any agreement with any third party, or any law or regulation and that the person signing this Agreement on behalf of it has been duly authorized and empowered to execute this Agreement. Distributor acknowledges that it has read this Agreement, understands it, has had the opportunity to seek legal advice and agrees to be bound by its terms.

(b) Distributor represents and covenants that it shall market the Products within the Market as an integral part of Distributor’s product line, worldwide.

(c) Distributor represents and covenants that it shall perform all obligations under this Agreement in a commercially reasonable manner.

(d) Distributor shall use all appropriate Distributor marketing tools to promote the Products with equal prominence to all other Distributor Products.

(e) Distributor shall deliver marketing materials describing the Products that contain text, graphics, and format mutually agreed by both parties. Distributor shall not undertake or permit removal or alteration of any patent numbers, trade names, trademarks, notices, nameplates or serial numbers affixed to the Products and documentation, without Vendor’s prior written consent.

(f) Distributor shall use its commercially reasonable efforts in promoting, marketing, supporting and servicing the Products within the Market, and in fulfilling its other obligations in this Agreement.

(g) Distributor shall not knowingly sell, transfer or otherwise provide any Products to persons or entities that are competing with or developing products to compete with Vendor.

(h) Distributor shall act in good faith in all its dealings with Vendor and Customers.

(i) Distributor shall not enter any agreement with Customers that conflicts with any term or condition of this Agreement.

(j) Distributor shall comply with the terms of this Agreement, including all policies, terms, conditions and Vendor policies attached hereto.

(k) Distributor shall not, while this Agreement is in force, commence manufacture of any spare parts usable for service and maintenance of the Products nor shall Distributor modify any hardware or software with respect to the Products. Vendor’s warranties shall not apply to non-Vendor modifications to the Products.

(l) Distributor agrees, to the best of its knowledge, to comply with all United States or Foreign laws or regulations, as they may exist from time to time, regarding export licenses or the control or regulations of exportation or re-exportation of products or technical data sold or supplied to Distributor.

(m) Distributor shall pay for the replacement of any Product or demo device lost during the sales process.

(n) Distributor shall maintain adequate records regarding sales.

(o)  Confidential Obligations and Representation of Distributor. In addition, Distributor represents and agrees to be bound by the specified confidential obligations and representations set forth in Exhibit I.

2.5 Obligations and Representations of Vendor.

(a) Vendor shall act in good faith in all its dealings with Distributor and Customers.

(b) Vendor agrees to comply with all United States or Foreign laws or regulations, as they may exist from time to time, regarding export licenses or the control or regulations of exportation or re-exportation of products or technical data sold or supplied to Vendor.

(c) Vendor shall comply with the terms of this Agreement, including all policies, terms, conditions and Vendor policies attached hereto.

(d) Vendor shall grant Distributor exclusive rights among competitive eDiary Companies to distribute the Med-eMonitor System in the Market.

(e) Vendor will provide an export mechanism from the Med-eMonitor System in a format reasonably specified by the Distributor or Customer.

(f)  Confidential Obligations and Representation of Vendor. In addition, Vendor represents and agrees to be bound by the specified confidential obligations and representations set forth in Exhibit J.

3. CONFIDENTIAL PRICING; PAYMENT TERMS.

The Pricing for Products and Services to be provided by Vendor pursuant to this Agreement shall be as set forth in Exhibit E. Vendor and Distributor agree that all payments to Vendor shall be made in accordance with the provisions incorporated within Exhibit E.

4. PRODUCT ORDERS.

4.1 Confidential Provisions. Certain matters with respect to Product Orders, Acceptance, Cancellation, Returns and Allowances, Minimum Sales, and Regulatory Approvals shall be governed by the terms and conditions set forth in Exhibit K of this Agreement.

4.2 Supplies and Deliveries. Vendor shall make reasonable efforts to maintain sufficient inventory and supplies to enable it to accept delivery times that are commercially reasonable as requested by Distributor.

4.3 Shipment Terms. All Products shall be shipped by Vendor on behalf of Distributor by appropriate mode of transportation in Vendor’s discretion unless Distributor designates a specific mode of shipment in its purchase order.

4.4 Passage of Title. The parties agree that title to the Products shall not pass to Distributor but remains with Vendor at all times pursuant to the terms of the Master Equipment Lease Agreement.

5. INTELLECTUAL PROPERTY.

5.1 Confidential Provisions. Certain matters with respect to Intellectual Property shall be governed by the terms and conditions set forth in Exhibit L of this Agreement.

5.2 Ownership. Vendor does and shall continue to own all right, title and interest in and to all of its demonstration units, samples, catalogues, promotional literature, patents, patents pending, Marks, copyrighted works and trade secrets and any other intellectual property (“Intellectual Property”) that may be provided by Vendor to Distributor hereunder, including any modifications or derivative works thereof, whether created by Vendor or Distributor.

5.3 Further assurances. Distributor agrees that it shall execute all instruments and documents and all things that may be reasonably necessary to protect the rights of Vendor and vest in Vendor ownership of the Intellectual Property; and to the extent, by operation of this Agreement or otherwise, any Intellectual Property rights of Vendor shall become vested in Distributor, Distributor agrees that, at the request and expense of Vendor, Distributor shall execute all instruments and documents and do all things that may be reasonably necessary to protect the rights of Vendor and vest or re-vest in Vendor and its assigns all Intellectual Property rights therein. Distributor’s cooperation with Vendor with respect to this Section 5.6 shall not be unreasonably withheld.

6. CONFIDENTIALITY.

6.1 Confidential Information. Each party agrees not to disclose or use any materials or information of the other party that is marked “Confidential” or, in the case of orally conveyed information, which is confirmed in writing within thirty (30) days of conveyance to be confidential (“Confidential Information”) except as may be necessary to further the performance of this Agreement; provided, however, that the following types of information are always to be considered Confidential Information only if it specifically relates to the subject matter of this Agreement and/or the Products: inventions, confidential know-how, trade secrets, product specifications, customer lists, prices and financial information. Each party further agrees to take such steps to maintain the confidentiality of the other party’s Confidential Information as it takes with respect to its own similar information. The restriction on disclosure above shall not apply to that information which: (a) is already in the public domain; (b) later becomes publicly available through no fault of the party concerned; (c) is disclosed to a party without restrictions by a third party which is not bound by any restrictions not to disclose such information; (d) a party is obligated to disclose under a court order or decision by a governmental agency, subject to such confidentiality orders, etc., as are available or obtainable under applicable law or regulation; or (e) is disclosed by a party and does not specifically relate to the subject matter of this Agreement and/or the Products. The provisions of this Section 6.1 shall survive the termination or expiration of this Agreement.

6.2 Terms of this Agreement. The parties agree that they shall not disclose any of the terms or conditions of this Agreement to third parties, except that this provision shall not preclude either party from announcing the existence of this Agreement or from providing a general summary of the intent and purpose of this Agreement as it might affect the marketing plans of the parties or their customers

6.3 Regulation FD. Distributor specifically recognizes and acknowledges that Vendor is subject to certain rules and regulations by virtue of its status as a publicly traded company. As such, Vendor has requested Distributor to enter into this Agreement, among other reasons, so that Vendor will be exempt from any requirement to disclose any material nonpublic information provided to Distributor in accordance with the exemption set forth in Rule 100(b)(2)(ii) of SEC Regulation FD. Accordingly, Distributor further acknowledges that in the course of the Term of the Agreement, Distributor and its Representatives may become aware of information regarding Vendor that may be considered “material non-public information” for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the Rules and Regulations promulgated thereunder, including Regulation FD. Distributor acknowledges that its or its Representatives’ purchase or sale of securities of the Vendor while in possession of such material non-public information or its or their informing any other person of such material non-public information for the purpose of purchasing, selling or otherwise dealing in securities of the Distributor is prohibited by law and shall constitute a breach of this Agreement.

Distributor agrees not to, disclose to any person (i) any material non public information made available to Distributor or that Distributor has inspected; (ii) that Distributor is engaged in a financial arrangement with Vendor; or (iii) any of the terms, conditions or other facts with respect to the financial arrangement with Vendor, including the status thereof, without the express written consent of InforMedix.

7. WARRANTY; DISCLAIMER; LIMITATION OF LIABILITY.

7.1 Product Warranty. Vendor’s warranty, as set forth in Exhibit C attached hereto, shall be the sole and exclusive warranty applicable to the Products and neither Distributor nor any other person may rely on any other warranties or representations, nor shall Distributor be permitted to make any other warranties or representations to Customers. Vendor reserves the right to change the warranty set forth on Exhibit C at any time with written notice to Distributor.

7.2 Confidential provisions concerning Disclaimer of Warranties and Limitation of Liability shall be governed by the terms and conditions set forth in Exhibit M of this Agreement.

8. INDEMNIFICATION; INSURANCE.

8.1 Vendor Indemnity. Vendor hereby agrees to defend, indemnify and hold harmless Distributor from and against any and all claims, demands, actions, costs, liabilities, or losses arising out of any infringement of any patent, trademark, trade name or copyright of any third party or violation of any trade secret or other proprietary rights of any third party by any Product or Vendor Intellectual Property that has not been modified by Distributor.

Vendor hereby agrees to defend, indemnify and hold harmless Distributor, its subsidiaries, parent corporations, affiliates, officers, directors, partners, shareholders, employees, agents, and their successors and assigns, from and against any Losses imposed upon Distributor by any third party arising from or related to personal injury or property damage which is proximately caused by (a) any negligence or intentional misconduct of Vendor (or its employees, agents or representatives) in performing its obligations under this Agreement; or (b) any material breach of Vendor’s representations and warranties under this Agreement.

Vendor hereby agrees to defend, indemnify and hold harmless Distributor, its subsidiaries, parent corporations, affiliates, officers, directors, partners, shareholders, employees, agents, and their successors and assigns, from and against any losses, costs or damages imposed upon Distributor by any third party arising from or related to Vendor’s failure to deliver any Products or Services in accordance with any agreed upon schedule.

8.2 Distributor Indemnity.

Distributor hereby agrees to defend, indemnify and hold harmless Vendor, its subsidiaries, parent corporations, affiliates, officers, directors, partners, shareholders, employees, agents, and their successors and assigns, from and against any Losses imposed upon Vendor by any third party arising from or related to personal injury or property damage which is proximately caused by (a) any negligence or intentional misconduct of Distributor (or its employees, agents or representatives) in performing its obligations under this Agreement; or (b) any material breach of Distributor’s representations and warranties under this Agreement.

8.3 Process. The party seeking indemnification shall (a) promptly notify the indemnifying party in writing of such action, (b) give the indemnifying party sole control over the defense of such action and any related settlement negotiations, and (c) cooperate with the indemnifying party in the defense, (including, without limitation, by making available to the indemnifying party all documentation and information in the control of the party seeking indemnification regarding the action and by making available personnel to testify and consult with the indemnifying party). If either party fails to defend and hold harmless the other party pursuant to this Section 8, the party to be indemnified may defend the action and shall be entitled to recover from the other party any and all expenses, including reasonable attorneys’ fees, incurred by it in defense.

8.4 Insurance. Confidential provisions concerning Insurance shall be governed by the terms and conditions set forth in Exhibit N of this Agreement.

9. TERMINATION.

9.1 Confidential Provisions. Certain matters with respect to Termination shall be governed by the terms and conditions set forth in Exhibit O of this Agreement.

10. MISCELLANEOUS.

10.1  Relationship of the Parties. This Agreement shall in no way be construed to constitute either party as the partner, employee or agent of the other party nor shall either party have the authority to bind the other in any respect, accept service of process or other notice on the other’s behalf, or make any representation, statement or warranty by or on behalf of the other, it being intended that each shall remain an independent contractor responsible only for its own actions.

10.2 Notices. All notices, consents and other communications between the parties shall be in writing and shall be sent to the following addresses (or to such other address as may be provided to the other party in accordance with this Section 10.2) by (a) first class mail, certified or registered, return receipt requested, postage prepaid, (b) electronic facsimile transmission, (c) overnight couriers services, (d) telegram or telex or (e) messenger, and shall be deemed given on the third business day following transmission by mail or the first business day following delivery by messenger to an overnight courier service, via electronic facsimile transmission or via telegram or telex:

If to Vendor:

C/o Bruce A. Kehr, MD
Chairman and CEO
InforMedix, Inc.
Georgetowne Office Park
5880 Hubbard Drive
Rockville, MD 20852
Tel: 301.984.1566
Fax: 301.984.9096
If to Distributor:

Robert T. Beggs
invivodata, Inc.
5615 Scotts Valley
Scotts Valley, CA 95066
Tel:831.438.9550
Fax:831.440.1770

10.3  Assignment. The rights and obligations of either party hereto may not be assigned in any way without the express written consent of the other party hereto, except that either Party may assign or transfer this Agreement, in whole or in part, to any of its affiliates or to any successors in the case of a merger, reorganization, acquisition, consolidation, or sale of all, or substantially all, of its capital stock or assets.

10.4 Governing Law. All questions concerning the validity, operation, interpretation, and construction of this Agreement and all legal relations arising from this Agreement shall be governed by and determined in accordance with the laws of the State of Delaware, and without reference to any choice of law or conflict of law principles thereof.

10.5 Jurisdiction. The parties agree that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement shall be litigated only in federal or state courts located in either the State of Maryland or the Commonwealth of Pennsylvania at the discretion of the party who initiates the action or proceeding.

10.6 Confidential Provisions concerning Arbitration, Equitable Remedies, and Survival shall be governed by the terms and conditions set forth in Exhibit P of this Agreement.

10.7 Severability. If any provision herein shall be held to be invalid or unenforceable for any reason, such provision shall, to the extent of such invalidity or unenforceability, be severed, but without in any way affecting the remainder of such provision or any other provision contained herein, all of which shall continue in full force and effect, and provided that the ability of either party to obtain substantially the bargained-for performance of the other shall not have been thereby impaired. In such event, the parties shall use their best efforts to replace such provision with a provision which, to the extent permitted by applicable law, achieves the purposes intended by the invalid or unenforceable provision. Any deviation by either party from the terms of the provisions of this Agreement required to comply with applicable laws, rules or regulations shall not be considered a breach of this Agreement.

10.8  Force Majeure. Except with respect to payment obligations hereunder, each party shall be excused from performance of its obligations hereunder to the extent and for such period of time as such performance is prevented by an act of God, fire, flood, earthquake, transportation disruption, war, insurrection, or other cause beyond the reasonable control of such party, or labor dispute, provided that the non-performing party shall provide to the other party prompt written notice detailing the force majeure event and the non-performing party uses reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder with reasonable dispatch when such causes are removed. If the force majeure event continues beyond a period of thirty (30) days after receipt of written notice by the performing party, the performing party may, in its discretion, terminate this Agreement without recourse from the non-performing party.

10.9  Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart hereof to account for any other counterpart.

10.10  Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement between Vendor and Distributor concerning the subject matter hereof and supersedes all prior and contemporaneous agreements between the parties. No party is relying upon any warranties, representations, or inducements not set forth herein.

10.11 Waiver. No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party’s right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration. A valid waiver of any provision of this Agreement with respect to a particular situation or event shall not constitute a waiver of such provision with respect to other situations or events.

10.12 No Franchise. Nothing contained in this Agreement shall be construed to create a franchise or make either party the franchisee of the other. Distributor hereby releases any claims that Vendor has violated any franchise disclosure or other franchisor obligation in connection with the creation of this Agreement.

10.13 Amendment. The parties may jointly amend this Agreement or any Exhibit attached hereto by setting forth the amendment in writing, executing the amendment and attaching the amendment to this Agreement, the terms of which executed amendment shall then supersede any conflicting terms herein.

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WHEREFORE, the parties hereto or their authorized agents have caused this Agreement to be signed on the day and year first above written.

VENDOR

By_________________________________
Name: Arthur T. Healey
Title: Chief Financial Officer

DISTRIBUTOR

By_________________________________
Name: Robert T. Beggs
Title: Chief Financial Officer